PRESS RELEASE

Media Contact:	Investor Relations Contact:
Nevin Reilly	Al Palombo

Sloane & Company	Cameron Associates

Ph: 212-446-1893, nreilly@sloanepr.com	Ph: 212-245-8800 x209, al@cameronassoc.com

Verticalnet Reports Financial Results for the Fourth Quarter of 2005

MALVERN, PA - February 16, 2006 — (BUSINESS WIRE) -Verticalnet, Inc. (Nasdaq:VERT), a leading provider of on-demand supply management solutions, today announced results for its fourth quarter and year ended December 31, 2005.

Financial Overview

	Three Months Ended		Three Months Ended
(In millions, except per share data)	December 31, 2005		September 30, 2005
Revenues	$5.4		$4.9
Net loss	(3.2)		(3.7)
Adjusted net loss from operations (a)	(1.9)		(2.9)
Net loss per common share:
Net loss	$(0.07)		$(0.08)
Adjusted net loss from operations (a)	$(0.04	)	$(0.06)

The Company reported that billings for the fourth quarter of 2005 were $5.6 million compared to $3.9 million for the same period last year. Total software bookings for the fourth quarter of 2005 were $2.5 million compared to $0.61 million for the comparable period in the prior year.

“We are encouraged to report an 11% sequential growth in revenues in the fourth quarter while we continued to manage costs as previously projected,” stated Nathanael V. Lentz, President and CEO of Verticalnet. “While growth in revenue is critical, equally important is the 6% growth in deferred revenues from the end of the third quarter to the end of fourth quarter, and the $5.6 million in total billings recorded for the fourth quarter. The 62% year-on-year growth in software revenues is a result of the strategic actions we took over the last two years and demonstrates the momentum we believe we are achieving in the marketplace for Verticalnet’s on-demand solutions.”

Lentz concluded, “The restructuring program that was completed in the fourth quarter of 2005 began to yield reduced operating expenses and we are beginning to see the full benefit in the first quarter of 2006. Our operating costs of $8.3 million for the fourth quarter were below the range of previously issued guidance of $8.4 to $8.7 million and were sequentially lower by approximately $650,000 compared to the third quarter of 2005. We anticipate that our total operating costs will decline by an additional 10% in the first quarter of 2006 as we fully realize the impact of cost-cutting actions taken in 2005.”

Business Highlights:

•	The addition of 31 new customer agreements in the fourth quarter, including software, services, and paid pilot agreements. These agreements include:

•	Six new software contracts in the fourth quarter, including software contracts with new customers such as JohnsonDiversey, and software contracts with existing customers, including Delta Airlines and Capgemini Energy. Three of the new software contracts were for multiple software modules reflecting the increased demand for Verticalnet XE On-Demand Supply Management suite.

•	Five Advanced Sourcing engagements addressing the sourcing of large, complex categories of spending including a European transportation sourcing project with wholesale food distributor Cargill and leading chemical company Akzo Nobel.

•	The expansion of Verticalnet service relationships with 15 existing customers.

•	The successful renewal or extension of 100% of software subscriptions which were up for renewal during the fourth quarter.

•	Further progress was seen in our continued transition to an on-demand hosted model with more than 80% of our software customers using Verticalnet on-demand applications.

•	The Company released the latest version of its on-demand Verticalnet XE Supply Management suite focused on simplifying global sourcing for large enterprises and mid-market companies. Verticalnet XE 5.2 has been recognized as a significant step forward for Verticalnet’s product offering which has been reflected in increased market acceptance.

•	The Company further expanded its global channel partner program with the signing of three new partners, including Wingspan and Management Toolbox.

Conference Call Information:
Verticalnet will host a conference call on February 16, 2006 at 5:00 p.m. EST to discuss the Company’s fourth quarter and annual financial results.

To join the call, please dial 800.599.9829 in the United States and Canada, and 1.617.847.8703 for other international locations and then enter the pass code 11596365. There will also be a live web broadcast and recorded replay available on the investor relations section of the Company’s website at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65149&eventID=1210872.

A replay of this call will be available after 7:00 p.m. EST on the day of the call through 7:00 p.m., February 22, 2006, by dialing 888.286.8010 in the United States and Canada, and 1.617.801.6888 for other international locations and entering pass code 23835847.

The recorded web broadcast replay will also be available on the investor relations section of the Company’s website at: http://www.verticalnet.com/company/investor.asp.
(a) Adjusted net loss from operations is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. We believe that adjusted net loss from operations provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate adjusted net loss from operations in the same manner, and adjusted net loss from operations as presented by Verticalnet may not be comparable to adjusted net loss from operations presented by other companies. Included, following the financial statements, is a reconciliation of net loss to adjusted net loss from operations that should be read in conjunction with the financial statements.

About Verticalnet, Inc.

Verticalnet is a leading provider of on-demand supply management solutions that enable companies to identify and realize sustained value across the supply management lifecycle. Going beyond traditional spend management and sourcing approaches, Verticalnet’s solutions provide the visibility, insight and process control required to maximize the sustained value realization from supply management. Large enough to help customers attain supply management success worldwide, yet nimble enough to provide individual attention and remain focused on customer priorities, Verticalnet is helping Global 2000 companies and mid-market enterprises move their supply management efforts to the next level through an optimal blend of software, comprehensive services, and deep category knowledge and domain expertise.

Cautionary Statement Regarding Forward-Looking Information
This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements about the momentum we believe we are achieving in the marketplace, the growth in demand for Verticalnet’s on-demand solutions, that we are beginning to see the benefit of our restructuring program and the anticipated decline in total operating costs in the first quarter of 2006, as well as statements that are preceded by, followed by or include the words “believes,” “plans,” “intends,” “expects”, “anticipated,” “scheduled,” or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to, the continued availability and terms of equity and debt financing to fund our business, our reliance on the development of our enterprise software and services business, competition in our target markets, our ability to maintain our listing on the Nasdaq Capital Markets, economic conditions in general and in our specific target markets, our ability to use and protect our intellectual property, and our ability to attract and retain qualified personnel, as well as those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2004, and Quarterly Reports on Form 10-Q for quarterly periods ended March 31, 2005, June 30, 2005, and September 30, 2005, which have been filed with the SEC. Verticalnet is making these statements as of February 16, 2006 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

###

Verticalnet is a registered trademark or a trademark in the United States and other countries of
Vert Tech LLC

Verticalnet, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2005		2004 (4)		2005		2004 (4)
Revenues:
Software and software-related		$2,135		$1,838		$6,856	$4,236
Services		3,297		3,765		13,794	18,689

Total revenues		5,432		5,603		20,650	22,925

Cost of revenues:
Cost of software and software-related		745		614		2,824	1,867
Cost of services		1,888		1,977		7,463	8,503
Amortization of acquired technology and customer contracts		272		464		1,019	1,532

Total cost of revenues		2,905		3,055		11,306	11,902

Gross profit		2,527		2,548		9,344	11,023

Operating expenses:
Research and development		1,474		1,602		6,745	5,822
Sales and marketing		1,702		1,848		7,648	6,054
General and administrative		1,571		1,182		5,985	5,558
Restructuring charges (reversal)		(32)		—		441	—
Stock-based compensation (1)		282		344		910	1,636
Amortization of other intangible assets		374		372		1,343	1,115

Total operating expenses		5,371		5,348		23,072	20,185

Operating loss		(2,844)		(2,800)		(13,728)	(9,162)
Interest and other expense, net (2)		393		43		322	558

Net loss		$(3,237)		$(2,843)		$(14,050)	$(9,720)

Adjusted net loss from operations		$(1,699)		$(1,531)		$(9,900)	$(4,747)

Basic and diluted loss per common share (3)
Net loss		$(0.07)		$(0.08)		$(0.32)	$(0.33)

Adjusted net loss from operations		$(0.04)		$(0.04)		$(0.22)	$(0.16)

Weighted average common shares outstanding:
Basic and diluted (3)		46,877		37,448		44,071	29,591

(1) For the three months and years ended December 31, 2005 and 2004, stock-based compensation expense, net of the effects of cancellations, is attributable to various expense categories as follows (in thousands):
	Three Months Ended				Years Ended
	December 31,				December 30,

2005		2004		2005		2004

Cost of revenues	$75		$88		$159		$524
Research and development	19		30		45		263
Sales and marketing	90		109		325		328
General and administrative	98		117		381		521

Total	$282		$344		$910		$1,636

(2)	During the three months and year ended December 31, 2005, the Company recorded a benefit from the change in fair value of the derivative liability as well as interest expense and note accretion. During the year ended December 31, 2005, the Company recorded a $364,000 write-down related to a cost method investment.

(3)	During the three months and years ended December 31, 2005 and 2004, the diluted earnings per share calculation was the same as the basic earnings per share calculation as all potentially dilutive securities were anti-dilutive.

(4) Certain prior year amounts have been reclassified to conform with the current year’s financial statement presentation.

Verticalnet, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	December 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$4,576	$9,370
Accounts receivable, net	5,188	5,902
Prepaid expenses and other current assets	890	802

Total current assets	10,654	16,074
Property and equipment, net	1,288	1,173
Investment	—	606
Goodwill	18,531	16,364
Other intangible assets, net	4,003	5,603
Other assets	768	525

Total assets	$35,244	$40,345

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,638	$71
Accounts payable and accrued expenses	4,038	4,993
Deferred revenues	3,610	3,147
Total current liabilities	10,286	8,211
Long-term debt and other liabilities	3,362	246
Shareholders’ equity	21,596	31,888

Total liabilities and shareholders’ equity	$35,244	$40,345

Verticalnet, Inc.
Consolidated Statements of Cash Flow (Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31,		December 31,
	2005	2004	2005	2004
Operating activities:
Net loss	$(3,237)	$(2,843)	$(14,050)	$(9,720)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	811	976	2,998	3,104
Stock-based compensation, net of cancellations	282	344	910	1,636
Accretion of promissory notes and non-cash interest	687	132	905	333
Change in fair value of derivative liability	(340)	—	(1,003)	282
Amortization of deferred financing costs	125	—	173	—
Realized loss on investments	—	—	—	35
Write-down related to cost method investment	—	—	364	—
Other non-cash items	(61)	—	(61)	—
Change in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(453)	818	1,207	559
Prepaid expenses and other assets	870	273	1,067	1,022
Accounts payable and accrued expenses	(443)	(1,152)	(1,844)	(1,297)
Deferred revenues	203	(92)	62	93
Net cash used in operating activities	(1,556)	(1,544)	(9,272)	(3,953)

Investing activities:
Capital expenditures	(177)	(84)	(499)	(186)
Acquisitions, net of cash acquired	11	(263)	(298)	(5,353)
Proceeds from sale of short-term investments	—	—	242	2
Proceeds from sale of cost, equity method, and available-for-sale investments	—	—	—	2,980
Purchase of cost, equity method, and available-for-sale investments	—	—	—	(3,000)
Restricted cash	—	—	—	(311)

Net cash used in investing activities	(166)	(347)	(555)	(5,868)

Financing activities:
Principal payments on long-term debt and obligations under capital leases	(199)	(200)	(855)	(833)
Proceeds from issuance of senior convertible notes, net	—	—	5,951	—
Proceeds from exercise of stock options and warrants	43	66	116	834
Payments to repurchase convertible promissory notes	—	—	—	(728)
Proceeds from issuance of common stock and warrants, net	—	5,629	—	15,429

Net cash provided by (used in) financing activities	(156)	5,495	5,212	14,702

Effect of exchange rate fluctuation on cash and cash equivalents	(91)	84	(179)	81

Net increase (decrease) in cash and cash equivalents	(1,969)	3,688	(4,794)	4,962
Cash and cash equivalents — beginning of period	6,545	5,682	9,370	4,408

Cash and cash equivalents — end of period	$4,576	$9,370	$4,576	$9,370

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$6	$3	$35	$65
Supplemental schedule of non-cash investing and financing activities
Financed insurance policies	$—	$—	$816	$748
Conversion of senior convertible promissory notes into common stock	541		541	—
Cancellation of common stock as a result of the B2eMarkets settlement	(907)	—	(907)	—
Issuance of common stock as consideration for the Digital Union acquisition	—	—	2,973	—
Capital expenditures financed through capital lease arrangements	17	—	158	—
Issuance of warrants to private placement agent	—	—	35	—
Conversion of promissory note, including accrued interest, into common stock	—	4,231	—	4,231
Issuance of common stock as consideration for the B2eMarkets acquisition	—	—	—	6,579
Issuance of promissory note as consideration for the B2eMarkets acquisition	—	—	—	3,899
Issuance of common stock as consideration for the Tigris acquisition	—	—	—	5,740
Assumption of stock option plan as consideration for the Tigris acquisition	—	—	—	2,212

Reconciliation of GAAP results to non-GAAP results and Other Financial Data

	Three Months Ended			For the Year Ended December 31,
	December 31,
(In thousands, except per share data)	2005	September 30, 2005	December 31, 2004	2005	2004
Revenues:
Software and software related	$2,135	$1,609	$1,838	$6,856	$4,236
Services	3,297	3,289	3,765	13,794	18,689

Total revenues	5,432	4,898	5,603	20,650	22,925
Total cost of revenues	2,905	2,726	3,055	11,306	11,902

Gross profit	2,527	2,172	2,548	9,344	11,023
Total operating expenses	5,371	6,201	5,348	23,072	20,185

Operating loss	(2,844)	(4,029)	(2,800)	(13,728)	(9,162)
Interest and other (income) expense, net	393	(369)	43	322	558

Net loss	(3,237)	(3,660)	(2,843)	(14,050)	(9,720)
Non-GAAP adjustments:
Amortization of intangible assets	646	612	836	2,362	2,647
Restructuring charges (reversals)	(32)	149	—	441	—
Stock-based compensation	282	211	344	910	1,636
Accretion of promissory notes and non-cash interest	687	218	132	905	333
Amortization of deferred financing costs	125	48	—	173	—
Litigation costs	170	154	—	362	75
Change in fair value of derivative liabilities	(340)	(663)	—	(1,003)	282

Adjusted net loss from operations	$(1,699)	$(2,931)	$(1,531)	$(9,900)	$(4,747)

Net loss per common share:
Net loss	$(0.07)	$(0.08)	$(0.08)	$(0.32)	$(0.33)

Adjusted net loss from operations	$(0.04)	$(0.06)	$(0.04)	$(0.22)	$(0.16)
Weighted average common shares outstanding:
Basic and diluted	46,877	45,202	37,448	44,071	29,591

Supplemental Information
(In thousands, except per share data)

	For the Three Months Ended
	December 31, 2004	March 31, 2005	June 30, 2005			September 30, 2005	December 31, 2005
Condensed Consolidated Statement of Operations Information
Revenues:
Software and software related	$1,838	$1,515		$1,597		$1,609	$2,135
Services	3,765	3,761		3,447		3,289	3,297

Total revenues	5,603	5,276		5,044		4,898	5,432
Total cost of revenues	3,055	2,885		2,790		2,726	2,905

Gross profit	2,548	2,391		2,254		2,172	2,527
Total operating expenses	5,348	5,620		5,880		6,201	5,371

Operating loss	(2,800)	(3,229)		(3,626)		(4,029)	(2,844)
Interest and other (income) expense, net	43	(40)		338		(369)	393

Net loss	(2,843)	(3,189)		(3,964)		(3,660)	(3,237)
Non-GAAP adjustments:
Amortization of intangible assets	836	563		541		612	646
Restructuring charges (reversals)	—	—		324		149	(32)
Stock-based compensation	344	220		197		211	282
Accretion of promissory notes and non-cash interest	132	—		—		218	687
Amortization of deferred financing costs	—	—		—		48	125
Litigation costs	—	33		5		154	170
Change in fair value of derivative liabilities	—	—		—		(663)	(340)

Adjusted net loss from operations	$(1,531)	$(2,373)	$	( 2,897	)	$(2,931)	$(1,699)

Net loss per common share:
Net loss	$(0.08)	$(0.08)		$(0.09)		$(0.08)	$(0.07)

Adjusted net loss from operations	$(0.04)	$(0.06)		$(0.07)		$(0.06)	$(0.04)
Weighted average common shares outstanding:
Basic and diluted	37,448	41,966		42,163		45,202	46,877

Condensed Consolidated Balance Sheet Information
Cash and cash equivalents	$9,370	$6,675		$3,919		$6,545	$4,576
Current assets	16,074	13,300		10,306		13,024	10,654
Total assets	40,345	37,018		32,788		39,317	35,244
Deferred revenue	3,351	3,367		3,125		3,401	3,610
Current liabilities	8,211	7,948		7,624		9,955	10,286
Long-term debt and convertible notes	246	242		137		4,634	3,362
Total liabilities	8,457	8,190		7,761		14,589	13,648
Total liabilities and shareholders’ equity	40,345	37,018		32,788		39,317	35,244
Key Metrics
Total billings	$3,937	$5,149		$4,899		$5,131	$5,611
Software bookings	609	782		377		775	2,507